Exhibit E

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13D

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Date: February 12, 2020

NEW LEAF VENTURES III, L.P.

By:	New Leaf Venture Associates III, L.P.
By: New Leaf Venture Management III, L.L.C.

By:	/s/ Craig L. Slutzkin
Chief Financial Officer

NEW LEAF BIOPHARMA OPPORTUNITIES I, L.P.

By:	New Leaf BPO Associates I, L.P.
By: New Leaf Venture Management III, L.L.C.

By:	/s/ Craig L. Slutzkin
Chief Financial Officer

NEW LEAF VENTURE ASSOCIATES III, L.P.

By:	New Leaf Venture Management III, L.L.C.

By:	/s/ Craig L. Slutzkin
Chief Financial Officer

NEW LEAF BPO ASSOCIATES I, L.P.

By: New Leaf Venture Management III, L.L.C.

By:	/s/ Craig L. Slutzkin
Chief Financial Officer

NEW LEAF VENTURE MANAGEMENT III, L.L.C.

By:	/s/ Craig L. Slutzkin
Chief Financial Officer

RONALD M. HUNT

By:	*
Ronald M. Hunt

VIJAY K. LATHI

By:	*
Vijay K. Lathi

*By:	/s/ Craig L. Slutzkin
Name:	Craig Slutzkin
Attorney-in-Fact

[*This Schedule 13D was executed pursuant to a Power of Attorney. Note that copies of the applicable Powers of Attorney are already on file with the appropriate agencies.]